Exhibit 23.7

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-4 (No. 333-235695) and related joint proxy statement/prospectus of Aytu BioScience, Inc. (the “Company”) of our report dated September 6, 2018, with respect to the consolidated balance sheet of the Company as of June 30, 2018, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement and joint proxy statement/prospectus.

/s/ EKS&H LLLP

Denver, Colorado January 10, 2020